EXHIBIT 99.8 Proxy

                               REVOCABLE PROXY
                           AZTEK TECHNOLOGIES INC.
             ANNUAL AND EXTRAORDINGARY MEETING, _________, 1998
                    PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned stockholder of the Company Technologies Inc. ("ATI") hereby appoints Mike Sintichakis, the lawful attorney and proxy of the undersigned, with several powers of substitution, to vote all shares of Common Stock of ATI which the undersigned is entitled to vote at the Annual and Extraordinary Meeting of Stockholders to be held on ___________, 1998, and at any adjournments thereof:

1. Approval of the Merger Agreement and the Plan of Merger providing for a merger pursuant to which ATI will be merged into the Company Inc. (the "Company") and each outstanding share of ATI Common Stock will be converted into one share of the Company Common Stock.

2.  Approval of the acquisition of Qdata Software Inc.

3. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE
MEETING.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL OF THE
MERGER
AGREEMENT AND PLAN OF REORGANIZATION AND THE PLAN OF MERGER AND
IN THE
DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS.


[X]    Please mark votes as in this example.
       FOR               AGAINST          ABSTAIN

       [_]                 [_]              [_]

Please date and sign as name appears on the stock certificate, including designation as executor, etc., if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

MARK HERE FOR ADDRESS
CHANGE AND NOTE AT LEFT  [_]

Signature                                Date
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